UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
April 17, 2008 (April 11, 2008)

Introgen Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-21291 (Commission File Number)	74-2704230 (IRS Employer Identification No.)
301 Congress Avenue, Suite 1850
Austin, Texas 78701
(Address of principal executive offices, including zip code)
(512) 708-9310
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On April 11, 2008, the Board of Directors of Introgen Therapeutics, Inc. (“Introgen”) approved an amendment, effective immediately, to its Bylaws to increase the number of authorized directors from six to seven directors. The added director seat will be a Class II director. As a result, the number of authorized directors will be seven with two directors in Class I and Class III and three directors in Class II. The terms of office of our Class II directors, will expire at the 2008 Annual Meeting. The terms of office of our Class III directors, will expire at the 2009 Annual Meeting of Stockholders. The terms of office of our Class I directors will expire at the 2010 Annual Meeting of Stockholders.
Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.
3.2	Second Amended and Restated Bylaws of Introgen, effective as of April 11, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTROGEN THERAPEUTICS, INC.
By:	/s/ James W. Albrecht, Jr.
James W. Albrecht, Jr.
Chief Financial Officer

Date: April 17, 2008

EXHIBIT INDEX

Exhibit No.	Description

3.2	Second Amended and Restated Bylaws of Introgen, Inc., effective as of April 11, 2008.